UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014 (August 8, 2014)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective August 8, 2014 (the “Closing Date”), Intrexon Corporation, a Virginia corporation (“Intrexon”), acquired Trans Ova Genetics, L.C., an Iowa limited liability company (“Trans Ova”), pursuant to an Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of August 8, 2014, by and among Intrexon, Trans Ova, the members of Trans Ova (each, a “Seller” and collectively, the “Sellers”), and Pro-Edge, LP., a Seller acting as the securityholders representative. The Purchase Agreement provides for the Sellers to convey all of the membership interests in Trans Ova to Intrexon (the “Transaction”).

The consideration paid at the closing for all of the membership interests in Trans Ova and the payment of certain change in control bonuses to employees consisted of $60.0 million in cash and the issuance of 1,444,388 shares of Intrexon common stock (valued at $30.0 million) (the “Common Stock”). In addition, an aggregate of $20.0 million in cash is payable to such holders of membership interests and such employees in three equal installments upon the first, second, and third anniversaries of the Closing Date (the “Base Consideration”). The Purchase Agreement also provides for (i) the payment to such holders of membership interests and employees of the aggregate amounts of certain debts, together with accrued interest, currently owed by Trans Ova to governmental entities in the event and to the extent that those debts are forgiven by the relevant governmental entities; and (ii) the payment to such holders of membership interests of a portion of certain cash proceeds in the event there is an award under currently pending litigation matters to which Trans Ova is a party (together with the “Base Consideration”, the “Purchase Agreement Consideration”). The Purchase Agreement Consideration is subject to further adjustment as described in the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants by the parties, including covenants by Intrexon to file within seven business days of the date upon which it is eligible to do so, and keep effective for a period of six months, a registration statement on Form S-3 for the purpose of registering the Common Stock.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As described above, on August 8, 2014, Intrexon issued 1,444,388 shares of Common Stock pursuant to the Purchase Agreement. Of these shares, 65,757 were registered shares issued to continuing Trans Ova employees under Intrexon’s Amended and Restated 2013 Omnibus Incentive Plan. The remaining 1,378,631 shares (the “Unregistered Shares”) were issued to the Sellers in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Seller represented to Intrexon that it is an “accredited investor” as such term is defined under the Securities Act and that such Seller acquired the securities for its own account and not with a view to resale or distribution in violation of the Securities Act. The Unregistered Shares were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).

Item 7.01	Regulation FD Disclosure

On August 11, 2014, Intrexon issued a press release announcing the closing of the Transaction. The press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Trans Ova for the periods specified in Rule 3-05(b) of Regulation S-X required by Item 9.01 of Form 8-K are not included in this Current Report on Form 8-K and will be filed with the Securities and Exchange Commission by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information specified in Article 11 of Regulation S-X required by Item 9.01 of Form 8-K is not included in this Current Report on Form 8-K and will be filed with the Securities and Exchange Commission by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Membership Interest Purchase Agreement, dated as of August 8, 2014, by and among Intrexon Corporation, Trans Ova Genetics, L.C., the Sellers named on the signature pages thereto, and Pro-Edge, LP., as the Securityholders Representative.

99.1	Press release dated August 11, 2014.

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